Exhibit 99.1
Penumbra, Inc. Reports Fourth Quarter and Full Year 2023 Financial Results

ALAMEDA, Calif., Feb. 22, 2024 /PR Newswire/ -- Penumbra, Inc. (NYSE: PEN), a global healthcare company focused on innovative therapies, today reported financial results for the fourth quarter and full year ended December 31, 2023.

Financial Highlights:

•Revenue of $284.7 million for the fourth quarter of 2023, an increase of 28.7% or 27.9% in constant currency1 compared to the fourth quarter of 2022. Revenue of $1,058.5 million for the full year 2023, an increase of 25.0% or 24.7% in constant currency1 compared to the full year 2022.

•Revenue of $190.8 million from sales of our thrombectomy products in the fourth quarter of 2023, an increase of 42.4%, compared to the fourth quarter of 2022. Full year revenue of $677.3 million from sales of our thrombectomy products, an increase of 32.5% compared to the full year 2022.

•Income from operations of $35.0 million and Non-GAAP income from operations1 of $37.4 million in the fourth quarter of 2023.

•Income from operations of $73.6 million and Non-GAAP income from operations1 of $101.3 million for the full year 2023.

•Net income of $54.2 million and adjusted EBITDA1 of $53.4 million or adjusted EBITDA margin of 18.8% in the fourth quarter of 2023. Net income of $91.0 million and adjusted EBITDA1 of $170.6 million or adjusted EBITDA margin of 16.1% for the full year 2023.

•Cash and marketable investments increased $40.3 million in the fourth quarter of 2023 compared to the third quarter of 2023 driven by an increase in profitability and improvements in working capital.

•In 2024, Penumbra projects total revenue growth of 16% to 20%. The Company projects U.S. thrombectomy growth of 27% to 30%. Gross margin expansion is expected to be 100 to 150 basis points, and non-GAAP operating margin expansion is expected to be 100 to 200 basis points, compared to full year 2023.

In the fourth quarter of 2023, the Company made changes to its product revenue categories to provide investors with more meaningful information to understand the performance of its business and strategic direction. The Company will now report its product revenues in the following categories: thrombectomy and embolization and access. The Company is also providing its neuro and vascular product revenues for the fourth quarter and full year 2023 for the last time.

As a one-time appendix to this press release, the Company has included its previously reported revenue for each quarter and year-to-date period of 2023 and 2022 reclassified into these new product categories, including supplemental geographic information.

Fourth Quarter 2023 Financial Results
Total revenue increased to $284.7 million for the fourth quarter of 2023 compared to $221.2 million for the fourth quarter of 2022, an increase of 28.7%, or 27.9% in constant currency1. The United States represented 71.5% of total revenue and international represented 28.5% of total revenue for the fourth quarter of 2023. Revenue from the U.S. increased 29.6% while revenue from our international regions increased 26.4%, or 23.5% in constant currency1. We achieved record revenue from the sales of our global thrombectomy products which grew to $190.8 million for the fourth quarter of 2023, an increase of 42.4%, or 41.6% in constant currency1 over the same period a year ago, driven primarily by the sales of our U.S. thrombectomy products which increased by 46.4% over the same period a year ago. Revenue from the sales of our global embolization and access products grew to $93.9 million for the fourth quarter of 2023, an increase of 7.6%, or 6.7% in constant currency1 from the same period a year ago.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Gross profit for the fourth quarter of 2023 was $187.0 million, or 65.7% of total revenue compared to $138.4 million, or 62.6% of total revenue, for the fourth quarter of 2022. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses, including a $2.4 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition for both periods, were $152.0 million, or 53.4% of total revenue for the fourth quarter of 2023, and $133.6 million, or 60.4% of total revenue for the fourth quarter of 2022. Excluding the charge noted above for both periods, total non-GAAP operating expenses1 were $149.6 million, or 52.5% of total revenue for the fourth quarter of 2023, and $131.2 million, or 59.3% of total revenue for the fourth quarter of 2022.

Income from operations was $35.0 million for the fourth quarter of 2023 compared to income from operations of $4.8 million for the fourth quarter of 2022. Excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition of $2.4 million for both periods, non-GAAP income from operations1 was $37.4 million for the fourth quarter of 2023 compared to $7.2 million for the fourth quarter of 2022.

Full Year 2023 Financial Results
Total revenue increased to $1,058.5 million for the year ended December 31, 2023 compared to $847.1 million for the year ended December 31, 2022, an increase of 25.0%, or 24.7% in constant currency1. The United States represented 71.5% of total revenue and international represented 28.5% of total revenue for the year ended December 31, 2023. Revenue from the U.S. increased 28.0% while revenue from our international regions increased 18.0%, or 17.3% in constant currency1. Revenue from the sales of our global thrombectomy products grew to $677.3 million for the year ended December 31, 2023, an increase of 32.5%, or 32.3% in constant currency1 over the same period a year ago, driven primarily by sales of our U.S. vascular thrombectomy products which increased 45.2% over the same period a year ago. Revenue from the sales of our global embolization and access products grew to $381.2 million for the year ended December 31, 2023, an increase of 13.4%, or 13.2% in constant currency1 compared to the year ended December 31, 2022.

Gross profit for the year ended December 31, 2023 was $682.6 million, or 64.5% of total revenue, compared to $535.2 million, or 63.2% of total revenue, for the year ended December 31, 2022. Gross margin is impacted by product mix, regional mix, and production initiatives to support demand and create future efficiencies. As such, with favorable product mix, improvement in productivity, and by leveraging our fixed costs on higher volume of new product sales during the year, our gross margin may be positively impacted in the future.

Total operating expenses for the year ended December 31, 2023 were $609.1 million, or 57.5% of total revenue, which included a one-time $18.2 million expense associated with the acquisition of in-process research and development (“IPR&D”) and a $9.5 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. This compares to total operating expenses of $529.1 million, or 62.5% of total revenue, for the year ended December 31, 2022, which included a $8.3 million amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition. Excluding the charges noted above, total non-GAAP operating expenses1 were $581.4 million, or 54.9% of total revenue during the year ended December 31, 2023, and $520.8 million, or 61.5% of total revenue during the year ended December 31, 2022. R&D expenses were $84.4 million for the year ended December 31, 2023, compared to $79.4 million for the year ended December 31, 2022. SG&A expenses were $506.5 million for the year ended December 31, 2023, compared to $449.7 million for the year ended December 31, 2022.

Income from operations was $73.6 million for the year ended December 31, 2023 compared to income from operations of $6.1 million for the year ended December 31, 2022. Excluding the one-time expense associated with the acquired IPR&D of $18.2 million and the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition of $9.5 million, non-GAAP income from operations1 was $101.3 million for the year ended December 31, 2023. This compares to non-GAAP income from operations1 of $14.4 million for the year ended December 31, 2022, excluding the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition of $8.3 million.
Full Year 2024 Financial Outlook
The Company projects total revenue for 2024 to be in the range of $1,230.0 million to $1,270.0 million, representing year over year growth of 16% to 20% compared to 2023 revenue of $1,058.5 million. The Company also projects the U.S. thrombectomy franchise will grow 27% to 30% year-over-year, primarily driven by its Computer-Assisted Vacuum Thrombectomy (“CAVT”) products. The Company also expects gross margin expansion in the range of 100 to 150 basis points and total non-GAAP operating margin expansion in the range of 100 to 200 basis points in 2024 compared to full year 2023.

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Webcast and Conference Call Information
Penumbra, Inc. will host a conference call to discuss financial results for the fourth quarter and year ended December 31, 2023 after market close on Thursday, February 22, 2024 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (888) 596-4144 for domestic and international callers (conference id: 4604622), or the webcast can be accessed on the “Events and Presentations” section under the “Investors” tab of the Company’s website at: www.penumbrainc.com. The webcast will be available on the Company’s website for at least two weeks following the completion of the call.
About Penumbra
Penumbra, Inc., headquartered in Alameda, California, is a global healthcare company focused on innovative therapies. Penumbra designs, develops, manufactures and markets novel products and has a broad portfolio that addresses challenging medical conditions in markets with significant unmet need. Penumbra supports healthcare providers, hospitals and clinics in more than 100 countries. The Penumbra logo is a trademark of Penumbra, Inc. For more information, visit www.penumbrainc.com and connect on Twitter and LinkedIn.
1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses the following non-GAAP financial measures in this press release: a) constant currency, b) non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share (“EPS”) and c) adjusted EBITDA.

Constant Currency. The Company’s constant currency revenue disclosures estimate the impact of changes in foreign currency rates on the translation of the Company’s current period revenue as compared to the applicable comparable period in the prior year. This impact is derived by taking the current local currency revenue and translating it into U.S. dollars based upon the foreign currency exchange rates used to translate the local currency revenue for the applicable comparable period in the prior year, rather than the actual exchange rates in effect during the current period. It does not include any other effect of changes in foreign currency rates on the Company’s results or business.

Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS. The adjustments to the GAAP financial measures reflect the exclusion of:

•the one-time expense associated with the acquisition of IPR&D in the third quarter of 2023;
•the effect of the amortization of finite lived intangible assets acquired in connection with the Sixense acquisition over their estimated useful lives;
•the excess tax benefits or tax deficiencies associated with share-based compensation arrangements; and
•the release of the valuation allowance associated with Federal R&D tax credits and partial release of the valuation allowance associated with California deferred tax assets.

Adjusted EBITDA. The Company's adjusted EBITDA reflects the exclusion from GAAP net income (loss) of:

•non-cash operating charges such as stock-based compensation and depreciation and amortization; and
•non-operating items such as the one-time expense associated with the acquisition of IPR&D, interest income, interest expense, and provision for (benefit from) income taxes.

Full reconciliation of these non-GAAP measures to the most comparable GAAP measures is set forth in the tables below.

Our management believes the non-GAAP financial measures disclosed in this press release are useful to investors in assessing the operating performance of our business and provide meaningful comparisons to prior periods and thus a more complete understanding of our business than could be obtained absent this disclosure. Specifically, we consider the change in constant currency revenue as a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. We consider non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS useful metrics as they provide an alternative framework for assessing how our underlying business performed excluding the one-time expense associated with the acquisition of IPR&D in the third quarter of 2023, the amortization expense of finite lived intangible assets acquired in connection with the Sixense acquisition, the excess tax benefits or tax deficiencies associated with share-based compensation arrangements, and the release of the valuation allowance release associated with Federal R&D tax credits and partial release of the valuation allowance associated with California deferred tax assets. Further, we consider adjusted EBITDA a useful metric as it provides an alternative framework for assessing how our underlying business performed excluding non-cash operating charges such as stock-based compensation and depreciation and amortization and non-operating items such as the one-time expense associated with the acquisition of IPR&D, interest income, interest expense, and provision for (benefit from) income taxes.

The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements
Except for historical information, certain statements in this press release are forward-looking in nature and are subject to risks, uncertainties and assumptions about us. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to: failure to sustain or grow profitability or generate positive cash flows; failure to effectively introduce and market new products; delays in product introductions; significant competition; inability to further penetrate our current customer base, expand our user base and increase the frequency of use of our products by our customers; inability to achieve or maintain satisfactory pricing and margins; manufacturing difficulties; permanent write-downs or write-offs of our inventory; product defects or failures; unfavorable outcomes in clinical trials; inability to maintain our culture as we grow; fluctuations in foreign currency exchange rates; potential adverse regulatory actions; and the potential impact of any acquisitions, mergers, dispositions, joint ventures or investments we may make. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission ("SEC"), including our Annual Report on Form 10-K for the year ended December 31, 2023, which we expect to file with the SEC on or before February 29, 2024. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. Any forward-looking statements are based on our current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

Penumbra, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$167,486	$69,858
Marketable investments	121,701	118,172
Accounts receivable, net	201,768	203,384
Inventories	388,023	334,006
Prepaid expenses and other current assets	36,424	30,279
Total current assets	915,402	755,699
Property and equipment, net	72,691	65,015
Operating lease right-of-use assets	188,756	192,636
Finance lease right-of-use assets	31,092	33,323
Intangible assets, net	71,056	81,161
Goodwill	166,270	166,046
Deferred taxes	85,158	64,213
Other non-current assets	25,880	12,793
Total assets	$1,556,305	$1,370,886
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,155	$26,679
Accrued liabilities	110,555	106,300
Current operating lease liabilities	11,203	10,033
Current finance lease liabilities	2,231	1,920
Total current liabilities	151,144	144,932
Non-current operating lease liabilities	197,229	198,955
Non-current finance lease liabilities	23,680	24,865
Other non-current liabilities	5,308	3,276
Total liabilities	377,361	372,028
Stockholders’ equity:
Preferred stock	—	—
Common stock	39	38
Additional paid-in capital	1,047,198	963,040
Accumulated other comprehensive loss	(3,151)	(8,124)
Retained earnings	134,858	43,904
Total stockholders’ equity	1,178,944	998,858
Total liabilities and stockholders’ equity	$1,556,305	$1,370,886

Penumbra, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$284,679	$221,216	$1,058,522	$847,133
Cost of revenue	97,687	82,789	375,879	311,926
Gross profit	186,992	138,427	682,643	535,207
Operating expenses:
Research and development	21,942	17,964	84,423	79,407
Sales, general and administrative	130,021	115,630	506,454	449,718
Acquired in-process research and development	—	—	18,215	—
Total operating expenses	151,963	133,594	609,092	529,125
Income from operations	35,029	4,833	73,551	6,082
Interest and other income (expense), net	3,129	2,295	6,099	(2,190)
Income before income taxes	38,158	7,128	79,650	3,892
(Benefit from) provision for income taxes	(16,060)	3,251	(11,304)	5,894
Consolidated net income (loss)	$54,218	$3,877	$90,954	$(2,002)
Net income (loss) attributable to Penumbra, Inc.	$54,218	$3,877	$90,954	$(2,002)

Net income (loss) attributable to Penumbra, Inc. per share:
Basic	$1.40	$0.10	$2.37	$(0.05)
Diluted	$1.38	$0.10	$2.32	$(0.05)
Weighted average shares outstanding:
Basic	38,628,565	38,030,344	38,401,171	37,841,874
Diluted	39,291,044	38,896,940	39,216,564	37,841,874

Penumbra, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Income from Operations to Non-GAAP Operating Expenses and Non-GAAP Income from Operations1
(unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

GAAP operating expenses	$151,963	$133,594	$609,092	$529,125
GAAP operating expenses includes the effect of the following items:
Amortization of finite lived intangible assets acquired[2]	2,380	2,380	9,519	8,329
Acquired IPR&D3	—	—	18,215	—
Non-GAAP operating expenses	$149,583	$131,214	$581,358	$520,796

GAAP income from operations	$35,029	$4,833	$73,551	$6,082
GAAP income from operations includes the effect of the following items:
Amortization of finite lived intangible assets acquired[2]	2,380	2,380	9,519	8,329
Acquired IPR&D3	—	—	18,215	—
Non-GAAP income from operations	$37,409	$7,213	$101,285	$14,411

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Amortization expense for the year ended December 31, 2023 includes an additional $1.2 million relative to the prior year-to-date period, as the company reclassified the $20.8 million in-process research and development (“IPR&D”) asset acquired in connection with the Sixense acquisition to a finite-lived developed technology intangible asset upon the completion of the IPR&D project during the three months ended September 30, 2022.
3Represents a one-time $18.2 million expense associated with the acquisition of IPR&D during the three months ended September 30, 2023.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Net Income and Non-GAAP Diluted EPS1
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31, 2023		Three Months Ended December 31, 2022		Year Ended December 31, 2023		Year Ended December 31, 2022
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net (loss) income	Diluted EPS
GAAP net income (loss)	$54,218	$1.38	$3,877	$0.10	$90,954	$2.32	$(2,002)	$(0.05)
GAAP net income (loss) includes the effect of the following items:
Amortization of finite lived intangible assets acquired[2]	2,380	0.06	2,380	0.06	9,519	0.25	8,329	0.21
Acquired IPR&D3	—	—	—	—	18,215	0.46	—	—
Tax effect on the non-GAAP adjustments above[4]	(573)	(0.01)	(558)	(0.01)	(2,293)	(0.06)	(1,952)	(0.05)
(Excess tax benefits) tax deficiencies related to stock compensation awards	(648)	(0.02)	341	0.01	(9,020)	(0.23)	2,007	0.05
Valuation allowance release[5]	(25,493)	(0.65)	—	—	(25,493)	(0.65)	—	—
Non-GAAP net income	$29,884	$0.76	$6,040	$0.16	$81,882	$2.09	$6,382	$0.16

GAAP diluted EPS		$1.38		$0.10		$2.32		$(0.05)
Non-GAAP diluted EPS[6]		$0.76		$0.16		$2.09		$0.16

Weighted average shares outstanding used to compute:
GAAP diluted EPS	39,291,044		38,896,940		39,216,564		37,841,874
Non-GAAP diluted EPS[6]	39,291,044		38,896,940		39,216,564		38,789,291

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Amortization expense for the year ended December 31, 2023 includes an additional $1.2 million relative to the prior year-to-date period, as the company reclassified the $20.8 million IPR&D asset acquired in connection with the Sixense acquisition to a finite-lived developed technology intangible asset upon the completion of the IPR&D project during the three months ended September 30, 2022.
3Represents a one-time $18.2 million expense associated with the acquisition of IPR&D during the three months ended September 30, 2023.
4For the three and twelve months ended December 31, 2023, management used a combined federal and state tax rate of 24.09% to compute the tax effect of non-GAAP measures. For the three and twelve months ended December 31, 2022, management used a combined federal and state tax rate of 23.44% to compute the tax effect of non-GAAP measures.
5The Company released a valuation allowance against its Federal R&D tax credits and partially released a valuation allowance against its California deferred tax assets, resulting in a tax benefit of $25.5 million during the three and twelve months ended December 31, 2023.
6For the purposes of calculating Non-GAAP diluted EPS for the year ended December 31, 2022, non-GAAP diluted weighted average shares outstanding of 38,789,291 was used, as the Company had non-GAAP net income during the period.

Penumbra, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA and Adjusted EBITDA Margin1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
GAAP net income (loss)	$54,218	$3,877	$90,954	$(2,002)
Adjustments to GAAP net income (loss):
Depreciation and amortization expense	7,039	6,441	27,257	24,321
Interest income, net	(2,570)	(299)	(5,086)	(137)
(Benefit from) provision for income taxes	(16,060)	3,251	(11,304)	5,894
Stock-based compensation expense	10,791	9,997	50,516	37,378
Acquired IPR&D2	—	—	18,215	—
Adjusted EBITDA	$53,418	$23,267	$170,552	$65,454

Revenue	$284,679	$221,216	$1,058,522	$847,133
Adjusted EBITDA	$53,418	$23,267	$170,552	$65,454
Adjusted EBITDA margin	18.8%	10.5%	16.1%	7.7%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.
2Represents a one-time $18.2 million expense associated with the acquisition of IPR&D during the three months ended September 30, 2023.

Penumbra, Inc.
Reconciliation of Revenue Change by Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
United States	$203,684	$157,132	$46,552	29.6%	$—	$46,552	29.6%
International	80,995	64,084	16,911	26.4%	(1,830)	15,081	23.5%
Total	$284,679	$221,216	$63,463	28.7%	$(1,830)	$61,633	27.9%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
United States	$757,151	$591,715	$165,436	28.0%	$—	$165,436	28.0%
International	301,371	255,418	45,953	18.0%	(1,790)	44,163	17.3%
Total	$1,058,522	$847,133	$211,389	25.0%	$(1,790)	$209,599	24.7%

Penumbra, Inc.
Reconciliation of Revenue Change by Product Categories and Geographic Regions to Constant Currency Revenue Growth1
(unaudited)
(in thousands, except for percentages)

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Thrombectomy	$190,780	$133,963	$56,817	42.4%	$(1,025)	$55,792	41.6%
Embolization and Access	93,899	87,253	6,646	7.6%	(805)	5,841	6.7%
Total	$284,679	$221,216	$63,463	28.7%	$(1,830)	$61,633	27.9%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Thrombectomy	$677,343	$511,137	$166,206	32.5%	$(1,044)	$165,162	32.3%
Embolization and Access	381,179	335,996	45,183	13.4%	(746)	44,437	13.2%
Total	$1,058,522	$847,133	$211,389	25.0%	$(1,790)	$209,599	24.7%

	Three Months Ended December 31,		Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Thrombectomy
United States	$141,891	$96,890	$45,001	46.4%	$—	$45,001	46.4%
International	48,889	37,073	11,816	31.9%	(1,025)	10,791	29.1%
Total Thrombectomy	190,780	133,963	56,817	42.4%	(1,025)	55,792	41.6%
Embolization and Access
United States	61,793	60,242	1,551	2.6%	—	1,551	2.6%
International	32,106	27,011	5,095	18.9%	(805)	4,290	15.9%
Total Embolization and Access	93,899	87,253	6,646	7.6%	(805)	5,841	6.7%
Total	$284,679	$221,216	$63,463	28.7%	$(1,830)	$61,633	27.9%

	Year Ended December 31,		Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Thrombectomy
United States	$509,886	$370,617	$139,269	37.6%	$—	$139,269	37.6%
International	167,457	140,520	26,937	19.2%	(1,044)	25,893	18.4%
Total Thrombectomy	677,343	511,137	166,206	32.5%	(1,044)	165,162	32.3%
Embolization and Access
United States	247,265	221,098	26,167	11.8%	—	26,167	11.8%
International	133,914	114,898	19,016	16.6%	(746)	18,270	15.9%
Total Embolization and Access	381,179	335,996	45,183	13.4%	(746)	44,437	13.2%
Total	$1,058,522	$847,133	$211,389	25.0%	$(1,790)	$209,599	24.7%

	Three Months Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Vascular	$185,506	$129,676	$55,830	43.1%	$(513)	$55,317	42.7%
Neuro	99,173	91,540	7,633	8.3%	(1,317)	6,316	6.9%
Total	$284,679	$221,216	$63,463	28.7%	$(1,830)	$61,633	27.9%

	Year Ended December 31,		Reported Change		FX Impact	Constant Currency Change
	2023	2022	$	%	$	$	%
Vascular	$652,446	$499,389	$153,057	30.6%	$(45)	$153,012	30.6%
Neuro	406,076	347,744	58,332	16.8%	(1,745)	56,587	16.3%
Total	$1,058,522	$847,133	$211,389	25.0%	$(1,790)	$209,599	24.7%

1See “Non-GAAP Financial Measures” for important information about our use of non-GAAP measures.

Investor Relations
Penumbra, Inc.
510-995-2461
investors@penumbrainc.com
Source: Penumbra, Inc.

Penumbra, Inc.
Appendix
Reconciliation of Revenue by Product Categories for Thrombectomy and Embolization and Access Products
(in thousands)

	Three Months Ended March 31, 2023	Three Months Ended June 30, 2023	Three Months Ended September 30, 2023	Three Months Ended December 31, 2023
Thrombectomy
United States	$111,189	$123,050	$133,755	$141,891
International	33,791	39,452	45,325	48,889
Total Thrombectomy	144,980	162,502	179,080	190,780
Embolization and Access
United States	60,690	63,722	61,061	61,793
International	35,728	35,275	30,805	32,106
Total Embolization and Access	96,418	98,997	91,866	93,899
Total	$241,398	$261,499	$270,946	$284,679

	Three Months Ended March 31, 2023	Six Months Ended June 30, 2023	Nine Months Ended September 30, 2023	Year Ended December 31, 2023
Thrombectomy
United States	$111,189	$234,239	$367,994	$509,886
International	33,791	73,243	118,569	167,457
Total Thrombectomy	144,980	307,482	486,563	677,343
Embolization and Access
United States	60,690	124,412	185,473	247,265
International	35,728	71,003	101,807	133,914
Total Embolization and Access	96,418	195,415	287,280	381,179
Total	$241,398	$502,897	$773,843	$1,058,522

	Three Months Ended March 31, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2022	Three Months Ended December 31, 2022
Thrombectomy
United States	$92,263	$87,329	$94,136	$96,890
International	31,026	36,802	35,619	37,073
Total Thrombectomy	123,289	124,131	129,755	133,963
Embolization and Access
United States	52,045	54,127	54,683	60,242
International	28,561	30,086	29,240	27,011
Total Embolization and Access	80,606	84,213	83,923	87,253
Total	$203,895	$208,344	$213,678	$221,216

	Three Months Ended March 31, 2022	Six Months Ended June 30, 2022	Nine Months Ended September 30, 2022	Year Ended December 31, 2022
Thrombectomy
United States	$92,263	$179,592	$273,728	$370,617
International	31,026	67,828	103,446	140,520
Total Thrombectomy	123,289	247,420	377,174	511,137
Embolization and Access
United States	52,045	106,172	160,855	221,098
International	28,561	58,647	87,888	114,898
Total Embolization and Access	80,606	164,819	248,743	335,996
Total	$203,895	$412,239	$625,917	$847,133